Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
I hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-251645) and Form S-8 (Nos. 333-226775 and 333-254873) of ALT5 Sigma Corporation of my report with respect to my audit of the financial statements of 9323-9044 Quebec Inc. (AKA Technologies Mswipe) as of and for the years ended April 30, 2024 and 2025, which appear on this Form 8-K.

/s/Franco La Posta, CPA
Montreal, Quebec
July 23, 2025